UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 30, 2019
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 30, 2019, the Board of Directors of Black Knight, Inc. (“Black Knight” or the “Company”) amended and restated the Company’s bylaws. The primary purpose of the amendments to the bylaws was to implement majority voting in uncontested director elections. Previously, our bylaws provided that directors were elected by a plurality of the votes cast in director elections. We also made other clarifying changes related to the Company’s recent amendment of its Certificate of Incorporation to eliminate the classified structure of our board of directors over a three-year period.

Section 3.1 of the amended and restated bylaws provides that each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. However, if as of 10 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission the number of director nominees exceeds the number of directors to be elected in such election (a “contested election”), the directors shall be elected by the vote of a plurality of the votes cast.

In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his resignation to the Board of Directors. The Board of Directors will decide, after considering the recommendation of the Corporate Governance and Nominating Committee, whether to accept or reject the tendered resignation, or whether other action should be taken. The director nominee in question will not participate in the recommendation or decision making process. An explanation by the Board of Directors of its decision will be publicly disclosed within 90 days from the date of publication of the election results. If the Board of Directors determines to accept a director’s resignation, or if a director nominee who is not an incumbent director is not elected, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with our bylaws.

The amended and restated bylaws were effective immediately. The Board of Directors adopted these amendments in response to the shareholders’ vote in favor of our management proposal concerning majority voting at its annual meeting of shareholders held in June 2019. The adoption reflects the Board’s commitment to corporate governance practices that are consistent with the best interests of our shareholders.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, as adopted on October 30, 2019, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of Black Knight, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	November 4, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel